Exhibit 5.1 and 23.1

[Reed Smith LLP Letterhead]

March 4, 2009

Mine Safety Appliances Company

121 Gamma Drive

RIDC Industrial Park

O’Hara Township

Pittsburgh, Pennsylvania 15238

Re:	Registration Statement on Form S-8 for 2005 MSA Supplemental Savings Plan

Ladies and Gentlemen:

We have acted as counsel to Mine Safety Appliances Company, a Pennsylvania corporation (the “Company”), in connection with the registration under the Securities Act of 1933 (the “Act”) on Form S-8 (the “Registration Statement”) of the issuance by the Company from time to time of up to $5,000,000 of deferred compensation obligations (the “Deferred Compensation Obligations”), which represent unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the 2005 MSA Supplemental Savings Plan (the “Plan”).

We have examined such corporate records, certificates and other documents, and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion, the Deferred Compensation Obligations have been duly authorized, and when the Registration Statement has become effective under the Act and when the Deferred Compensation Obligations have been duly issued in accordance with the Plan, the Deferred Compensation Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors’ rights or by general principles of equity.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the Commonwealth of Pennsylvania, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Yours truly,

/s/ REED SMITH LLP

PDG/GEG